                                                                    Exhibit 4.41




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                          REGISTRATION RIGHTS AGREEMENT




                                      Among



                             VISION TWENTY-ONE, INC.

                                       AND

                            THE LENDERS PARTY HERETO


                          Dated as of November 10, 2000




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
                                TABLE OF CONTENTS

SECTION                                                HEADING                                                   PAGE
SECTION 1.                 CERTAIN DEFINITIONS AND TERMS.......................................................... 1

       Section 1.1.        Definitions............................................................................ 1

SECTION 2.                 TRANSFER; REGISTRATION RIGHTS.......................................................... 2

       Section 2.1.        Restrictive Legends.................................................................... 2
       Section 2.2.        Notice of Proposed Transfer; Registration Not
                               Required........................................................................... 3
       Section 2.3.        Required Registration and Notice; Transfer of
                               Convertible Notes; Warrants........................................................ 4
       Section 2.4.        Conditions to Required Registration.................................................... 5
       Section 2.5.        Incidental Registration................................................................ 5
       Section 2.6.        Expenses; Reliance..................................................................... 6
       Section 2.7.        Indemnification and Contribution....................................................... 6
       Section 2.8.        Miscellaneous.......................................................................... 8

SECTION 3.                 MISCELLANEOUS.......................................................................... 8

       Section 3.1.        Notices................................................................................ 8
       Section 3.2.        Successors and Assigns................................................................. 9
       Section 3.3.        Severability........................................................................... 9
       Section 3.4.        Governing Law.......................................................................... 9
       Section 3.5.        Submission to Jurisdiction............................................................. 9
       Section 3.6.        Captions............................................................................... 9
       Section 3.7.        Amendments............................................................................. 9

Signatures........................................................................................................10


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


                          REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT (this "Agreement") is entered into as of November 10, 2000 among Vision Twenty-One, Inc., a Florida corporation (the "Company"), and certain banks and other investors and institutions party hereto (collectively, the "Lenders").

         WHEREAS, pursuant to a Convertible Note Agreement dated as of November 10, 2000 (the "Convertible Note Agreement"), among the Company, Bank of Montreal, as agent and a Lender, and certain other Lenders, the Company has issued to the Lenders $6,385,000 aggregate principal amount of its 7% Convertible Senior Secured Notes due October 31, 2003 (the "Convertible Notes") of the Company; and

         WHEREAS, pursuant to a Warrant Agreement dated as of November 10, 2000 (the "Warrant Agreement"), among the Company, Bank of Montreal, as agent and Lender, and certain other Lenders, the Company has issued to the Lenders (a) Class A Warrants to purchase in the aggregate 4,104,000 shares (subject to adjustment) of Common Stock of the Company (the "Class A Warrants") and (b) Class B Warrants to purchase in the aggregate 4,104,000 shares (subject to adjustment) of Common Stock of the Company (the "Class B Warrants" and, together with all Class A Warrants being delivered to the Lenders, the "Warrants"); and

         WHEREAS, in consideration of the acceptance of the Convertible Notes and Warrants by the Lenders, the Company is willing to offer certain registration rights to the Lenders, all as more specifically set forth herein;

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.           CERTAIN DEFINITIONS AND TERMS.

         Section 1.1.    Definitions.

         As used herein, the following terms have the meanings indicated:

         "Common Stock:" any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Common Stock deliverable upon conversion of the Convertible Notes or the exercise of the Warrants shall include only the common stock, par value of $0.001 per share, of the Company authorized at the date hereof (or to be authorized as contemplated in Section
7.8 of the Convertible Note Agreement and Section 1.4 of the Warrant Agreement) and any class of Common Stock issued in substitution therefor.

         "Commission:" the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Trust Indenture Act of 1939, as amended, as the case may be.

         "Convertible Notes:" is defined in the introductory paragraphs.

         "Holder:" any beneficial owner of (i) any Registrable Share, (ii) any Convertible Note, or (iii) any Warrant.

         "Person:" an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Security:" has the same meaning as in Section 2(1) of the Securities Act.

         "Securities Act:" the Securities Act of l933, as amended, or any similar Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

         "Registrable Shares:" the shares of Common Stock of the Company issuable upon conversion of any of the Convertible Notes or the exercise of any of the Warrants.

         "Warrants:" is defined in the introductory paragraphs.

SECTION 2.           TRANSFER; REGISTRATION RIGHTS.

         Section 2.1.    Restrictive Legends.

         Each Convertible Note initially issued under the Convertible Note Agreement and each Convertible Note issued in exchange therefor shall bear on the face thereof a legend reading substantially as follows:

                  "This Note and the shares of Common Stock issuable upon conversion hereof have not been registered or qualified for sale under the Securities Act of 1933, as amended, or any State securities laws and may not be offered for sale, sold or otherwise transferred unless such offer, sale or transfer is registered or qualified pursuant to or is exempt from the registration requirements of such Act or any such State securities laws. This Note and the shares of Common Stock issuable upon conversion hereof are transferable only upon the conditions specified in the Registration Rights Agreement dated as of November 10, 2000 among Vision Twenty-One, Inc. and the institutions named therein."

         Each Warrant initially issued under the Warrant Agreement and each Warrant issued in exchange therefor may bear on the face thereof a legend reading substantially as follows:

                  "This Warrant and the shares of Common Stock issuable upon exercise hereof have not been registered or qualified for sale under the Securities Act of 1933, as amended, or any State securities laws and may not be offered for sale, sold or otherwise transferred unless such offer, sale or transfer is registered or qualified pursuant to or is exempt from the registration requirements of such Act or any such State securities laws. This Warrant and the shares of Common Stock issuable upon exercise hereof are transferable only upon the conditions specified in the Registration Rights Agreement dated as of November 10, 2000 among Vision Twenty-One, Inc. and the institutions named therein."

         Each certificate for shares of Common Stock initially issued upon the conversion of any Convertible Note or the exercise of any Warrant and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this SS.2.1, bear on the face thereof a legend reading substantially as follows:

                  "The shares of Common Stock represented by this certificate have not been registered or qualified for sale under the Securities Act of 1933, as amended, or any State securities laws and may not be offered for sale, sold or otherwise transferred unless such offer, sale or transfer is registered or qualified pursuant to or is exempt from the registration requirements of such Act or any such State securities laws. The shares of Common Stock represented by this certificate are transferable only upon the conditions specified in the Registration Rights Agreement dated as of November 10, 2000 among Vision Twenty-One, Inc. and the institutions named therein."

         In the event that a registration statement covering any Registrable Shares shall become effective under the Securities Act and under any applicable state securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required with respect to such shares (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the General Rules and Regulations of the Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing such Registrable Shares or issue new certificates without such legend in lieu thereof. Upon the written request of any Holder, the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this paragraph and to bear all expenses in connection with such opinion of its counsel.

         Section 2.2.    Notice of Proposed Transfer; Registration Not Required.

         The Holder of each Convertible Note, Warrant or any Registrable Shares, by acceptance thereof, agrees to give prior written notice to the Company of such Holder's intention to transfer such Convertible Note, Warrant or the Registrable Shares relating thereto (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer. Unless the Company shall have received an opinion from counsel to the Company (which opinion shall be obtained by the Company not more than 3 business days after notice of a proposed transfer) that the proposed transfer may not be effected without registration or qualification under Federal or state law, such Holder shall be entitled to transfer such Convertible Note, Warrant, or Registrable Shares, all in accordance with the terms of the notice delivered by such Holder to the Company. All fees and expenses of counsel for the Company in connection with the rendition of the opinion provided for in SS.2.1 or this SS.2.2 shall be paid by the Company.

         Section 2.3. Required Registration and Notice; Transfer of Convertible Notes; Warrants.

         (a) If in the opinion of counsel referred to in SS.2.2 a proposed transfer of the Registrable Shares requested by the Holder thereof may not be effected without registration or qualification under applicable Federal or state law, the Company shall promptly give written notice to all Holders of a proposed registration or qualification, and shall, subject to the conditions of SS.2.4, as expeditiously as possible, endeavor, in good faith, to effect any such registration or qualification of

                   (i)     such Registrable Shares, and

                  (ii) all Registrable Shares of all Holders which shall have advised the Company in writing within 30 days after the giving of such written notice by the Company of their desire to have their Registrable Shares registered or qualified or exempted, with, or notification to or approval of, any governmental authority under any Federal or state law, or listing with any securities exchange, which may be required reasonably to permit the sale or other disposition of any such Registrable Shares which the Holders thereof propose to make, and the Company will keep effective such registration, qualification, exemption, notification or approval for such period as may be necessary to effect such sales or dispositions, provided the Company shall not be required to maintain the effectiveness of any registration statement filed in connection with any such registration or to amend the registration statement or to supplement the prospectus after the expiration of six months from the effective date of such registration statement. It is understood that no Convertible Note or Warrant for which a transfer has been proposed pursuant to SS.2.3 may be transferred in the manner proposed if no exemption from registration thereof under the Securities Act is available in the opinion of counsel mentioned above.

         (b) The Company may delay the filing of, or delay the effectiveness or suspend, a registration statement relating to a Registration required under this SS.2.3 if the Board of Directors of the Company determines in good faith, by resolution, that the filing of a registration statement, if not so deferred, would adversely affect a then-proposed or pending Company financing, acquisition, merger, consolidation, divestiture or other significant corporate transaction; provided, however, that such delay may not exceed 45 days and such right may not be exercised by the Company more than once in any 12-month period, and, provided, further, that any such delay will result in an extension of the required effective period under SS.2.3(A) hereof of one daY for each day of delay pursuant to this SS.2.3(B).


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

         Section 2.4.    Conditions to Required Registration.

         The Company shall not be required to register Registrable Shares under the Securities Act pursuant to SS.2.3:

                   (a)     on more than five occasions;

                   (b) within 90 days after the effective date of a registration referred to in SS.2.5 pursuant to which the Holder or Holders of the Registrable Shares concerned were afforded the opportunity to register such shares under the Securities Act but declined so to do; or

                   (c) unless a request therefor is made to the Company by a Holder or Holders of Registrable Shares to be issued upon completion of such registration which constitute more than 50% of the Registrable Shares which have not been previously registered or sold pursuant to an exemption from registration under the Securities Act.

         Section 2.5.      Incidental Registration.

         The Company agrees that at any time it proposes to register any of its Common Stock for a public offering thereof under the Securities Act (otherwise than pursuant to SS.2.3 hereof) on Form S-1 or any other form of registration statement (other than Form S-4 or Form S-8) then available for the registration under the Securities Act of Securities of the Company, it will give written notice to all Holders of its intention so to do and upon the written request of any Holder, given within 20 days after receipt of any such notice from the Company, the Company will in each instance use its best efforts to cause the offer and sale of all Registrable Shares held by any such requesting Holder to be registered under the Securities Act and registered or qualified under any state securities law, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by the prospective seller of the Securities so registered. Any Holder requesting registration of its Registrable Shares shall in its request describe briefly the manner of any proposed transfer of its Registrable Shares. Nothing in this SS.2.5 shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

         If the investment banker engaged by the Company in connection with a public offering of such securities proposed for registration under the Securities Act determines in good faith and for valid business reasons that registration of such Registrable Shares would interfere with or be detrimental to such offering, including the timely consummation thereof, such investment banker shall give prompt written notice of such determination to such requesting Holder or Holders, setting forth in reasonable detail the reasons for such determination. In such event the Company, upon written notice to the Holders of such Registrable Shares, shall have the right to limit such Registrable Shares to be registered, if any, to the largest number which would not result in such interference or detriment (such limitation being applied to each such requesting Holder pro rata in respect of the number of shares subject to such request); provided that if Securities of the Company held by any Person (other than the Company) are to be included in such public offering, such reduction in the number of Registrable Shares (treating all such shares as one class


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

of securities for this purpose) shall be not more than proportionate to the reduction in the number of such other Securities which are to be included in such registration.

         Section 2.6.    Expenses; Reliance.

         The Company will pay all expenses (including, without limitation, registration fees, qualification fees, legal expenses, including the reasonable fees and expenses of one counsel to the Holders whose Registrable Shares are being registered, accounting and printing expenses, the cost of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including the reasonable fees and expenses of special experts) in connection with each registration pursuant to SS.2.3 and each registration pursuant to SS.2.5.

         The Company shall furnish to each Holder of Registrable Shares which are the subject of any registration pursuant to this Agreement, on the date that the registration becomes effective, and redeliver in connection with the filing of each post-effective amendment, (i) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to such Holder, stating that such registration has become effective under the Securities Act and addressing such other customary legal matters as reasonably requested by such Holder; and (ii) a letter dated such date, from the independent certified public accountants of the Company, addressed to such Holders stating that they are independent certified public accountants within the meaning of the Securities Act, and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration or qualification or filing for exemption or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders holding a majority of the outstanding Registrable Shares being so registered or any underwriter may reasonably request.

         Section 2.7.    Indemnification and Contribution.

         (a) In connection with any registration, qualification or notification of securities under SS.2.3 or SS.2.5, the Company hereby indemnifies each Holder and eAch underwriter thereof including each Person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by such indemnified party expressly for use therein, and the Company and each officer, director and controlling Person of the Company shall be indemnified by the Holder or by the underwriters for all such losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement or omission, or alleged omission, based upon information respectively furnished in writing to the Company by the Holder or the underwriters, as the case may be, expressly for any such use. The foregoing is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (or in any amendment or supplement thereto), the indemnity of the Company shall not inure to the benefit of any underwriter from whom the Person asserting any loss, claim or damage purchased the Registrable Shares which were the subject thereof (or to the benefit of any Person who controls such underwriter), if a copy of the final prospectus (or such amendment or supplement thereto) was not sent or given to such Person at or prior to the time such action is required by the Securities Act.

         (b) Promptly upon receipt by a party indemnified under this Section of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent.

         (c) If the indemnification provided for in this SS.2.7 from the indemnifyinG party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses to which such indemnified party would be otherwise entitled under SS.2.7(A), then the indemnifying party, in lieu of indemnifyinG such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall any Person be required to contribute an amount greater than the dollar amount of the proceeds received by such Person with respect to the sale of the Registrable Shares.


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

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this SS.2.7(C) were determined by pro rata allocation or by anY other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The contribution provided for in this SS.2.7(C) shall survive, witH respect to a Holder of Registrable Shares, the transfer of Registrable Shares by such Holder and with respect to a Holder of Registrable Shares, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

         (d) In connection with any registration pursuant to SS.2.3 or SS.2.5, The Company and each holder of Convertible Notes or Registrable Shares (other than a Lender) selling Registrable Shares shall enter into an agreement containing the indemnification provisions of this SS.2.7.

         Section 2.8.    Miscellaneous.

         (a) The Company shall comply with all reporting requirements set forth or referred to in Rule 144 promulgated under the Securities Act and will do all such other things as may be necessary to permit the expeditious sale at any time of any Registrable Shares by the Holder thereof in accordance with and to the extent permitted by said Rule 144 or any other similar Rule or Rules promulgated by the Commission from time to time.

         (b) The Company shall at its expense provide the Holders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Securities Exchange Act of 1934 or any Rule promulgated by the Commission thereunder.

SECTION 3.           MISCELLANEOUS.

         Section 3.1.    Notices.

         All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing beneath its signature at the foot of the Convertible Note Agreement or such other address as any Holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight courier, or by facsimile communication, to the Company at the address beneath its signature at the foot of this Agreement or to such other address as the Company may designate to the Holders in writing; provided, however, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this Section, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this Section and promptly followed by delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

         Section 3.2.      Successors and Assigns.

         This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Lender and its successors and permitted assigns, including each successive Holder.

         Section 3.3.      Severability.

         Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or unenforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         Section 3.4.      Governing Law.

         This Agreement shall be governed by and construed in accordance with Illinois law.

         Section 3.5.      Submission to Jurisdiction.

         The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 3.6.      Captions.

         The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 3.7. Amendments.This Agreement may be amended only by an instrument in writing executed by the Holders representing more than 66 2/3% of the Registrable Shares then owned by all of the Holders, and the Company; provided, however, that no amendment hereto providing one or more Holders with priority over, or greater relative rights with respect to, other Holders in registering Registrable Shares, or providing for the elimination of registration rights as to any Holder, shall be made without the consent of all Holders adversely affected.

         The execution hereof by the Lenders shall constitute a contract among the Company and the Lenders for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                      VISION TWENTY-ONE, INC.



                                      By: /s/ Mark Gordon
                                         -------------------------------------
                                         Name: Mark Gordon
                                         Its:  CEO


VISION TWENTY-ONE, INC.
120 West Fayette Street, Suite 700
Baltimore, MD  21201
Attention:  Chief Financial Officer
Telephone:  (410) 752-0121
Telecopy:  (410) 752-9184

Accepted and agreed to:


                                 BANK OF MONTREAL, in its individual capacity
                                     as a Lender and as Agent


                                 By: /s/ Jack J. Kane
                                    --------------------------------------------
                                    Name:  Jack J. Kane
                                    Title: Director

                                    Address:
                                    115 South LaSalle Street
                                    Chicago, Illinois  60603
                                    Attention:  Jack Kane
                                    Telecopy:   (312) 750-6057
                                    Telephone:  (312) 750-5900


                                 BANK ONE TEXAS, N.A.


                                 By: /s/ Ronnie Kaplan
                                    --------------------------------------------
                                    Name:  Ronnie Kaplan
                                    Title: Vice President

                                    Address:
                                    One First National Plaza
                                    Mail Code:  IL1-0631
                                    Chicago, IL  60670
                                    Attention:  Ronnie Kaplan
                                    Telecopy:   (312) 732-1775
                                    Telephone:  (312) 732-2733

                                 PACIFICA PARTNERS I, L.P.

                                 By:  Imperial Credit Asset
                                      Management, as its Investment
                                      Manager



                                 By: /s/ Dean K. Kawai
                                    --------------------------------------------
                                    Name:  Dean K. Kawai
                                    Title: Vice President

                                    Address:
                                    c/o Imperial Credit Asset Management
                                    150 South Rodeo Drive, Suite 230
                                    Beverly Hills, CA  90212
                                    Attention:  Dean Kawai
                                    Telecopy:   (310) 246-3715
                                    Telephone:  (310) 246-3604

                                 PILGRIM PRIME RATE TRUST

                                 By:  Pilgrim Investments, Inc.,  as its
                                      Investment Manager


                                 By: /s/ Charles E. LeMieux
                                    --------------------------------------------
                                    Name:  Charles E. LeMieux, CFA
                                    Title: Vice President

                                    Address:
                                    Pilgrim Prime Rate Trust
                                    c/o Pilgrim Investments, Inc.
                                    7337 East Doubletree Ranch Road
                                    Scottsdale, AZ  85258-2034
                                    Attention:  Chuck Lemieux
                                    Telecopy:   (480) 477-2076
                                    Telephone:  (480) 477-3000

                                 PILGRIM AMERICA HIGH INCOME
                                    INVESTMENTS LTD.

                                    By:  Pilgrim Investments, Inc., as its
                                         Investment Manager



                                 By: /s/ Charles E. LeMieux
                                    --------------------------------------------
                                    Name:   Charles E. LeMieux, CFA
                                    Title:  Vice President

                                    Address:
                                    Pilgrim Prime Rate Trust
                                    c/o Pilgrim Investments, Inc.
                                    7337 East Doubletree Ranch Road
                                    Scottsdale, AZ  85258-2034
                                    Attention:  Chuck Lemieux
                                    Telecopy:   (480) 477-2076
                                    Telephone:  (480) 477-3000

                                 MERRILL LYNCH BUSINESS
                                    FINANCIAL SERVICES, INC.



                                 By: /s/ Gary L. Stewart
                                    --------------------------------------------
                                    Name:   Gary L. Stewart
                                    Title:  Vice President

                                    Address:
                                    222 North LaSalle Street, 17th Floor
                                    Chicago, IL  60601
                                    Attention:  Gary Stewart
                                    Telecopy:   (312) 499-3252
                                    Telephone:  (312) 269-4423


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